UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 12, 2003
(Date of Earliest Event Reported)

MAXIM INTEGRATED PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-16538 (Commission File Number)	94-2896096 (IRS Employer Identification No.)

120 SAN GABRIEL DRIVE SUNNYVALE, CALIFORNIA (Address of Principal Executive Offices)	94086 (Zip Code)

(408) 737-7600
(Registrant’s Telephone Number, Including Area Code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit
Number	Description

99.1	Text of press release, dated August 12, 2003, titled “Maxim reports revenues and earnings for the fourth quarter and fiscal year 2003 and doubles quarterly dividend from $0.04 per share to $0.08 per share.”

Item 12. Results of Operations and Financial Condition.

     On August 12, 2003, Maxim Integrated Products, Inc. (the “Company”) announced via press release the Company’s preliminary results for its fourth quarter and fiscal year ended June 28, 2003. A copy of the Company’s press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Item 12 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIM INTEGRATED PRODUCTS, INC.

By:	/s/ Carl W. Jasper Carl W. Jasper Vice President and Chief Financial Officer

Date: August 12, 2003

Exhibit Index

Exhibit
Number	Description

99.1	Press Release dated August 12, 2003.